Exhibit 99.1

For investor information contact:

Heidi Flannery, Investor Relations

(510) 743-1718

investor@volterra.com

Volterra Reports Second Quarter Financial Results

FREMONT, Calif., July 22, 2013 — Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its second quarter ended June 30, 2013.

Net revenue for the second quarter of 2013 was $34.4 million, a 21% decrease from $43.6 million in the second quarter of 2012, and a 14% decrease from $39.9 million in the first quarter of 2013. GAAP net income was $0.7 million, or $0.03 per share (diluted), an 88% decrease from $6.0 million, or $0.22 per share (diluted) in the second quarter of 2012, and a 76% decrease from $3.0 million, or $0.12 per share (diluted), in the first quarter of 2013.

Volterra also reported net income and basic and diluted net income per share on a non-GAAP basis. Non-GAAP net income excludes the effect of stock-based compensation expense. Non-GAAP net income was $3.2 million, or $0.13 per share (diluted), in the second quarter of 2013, a 62% decrease from $8.5 million, or $0.32 per share (diluted), in the second quarter of 2012, and a 44% decrease from $5.8 million, or $0.22 per share (diluted), in the first quarter of 2013.

“Revenue came in at the low end of guidance as our notebook business declined as expected and we experienced a one quarter inventory correction with a server customer,” said Volterra President and CEO Jeff Staszak. “Q3 orders are stronger at this point than this time last quarter and we are therefore encouraged about our short term outlook and longer term growth opportunities in our server storage, communications and energy businesses.”

Earnings Conference Call

Volterra will be conducting a conference call today at 2:00 p.m. (PDT). To access the conference call, investors can dial (877) 941-8609 approximately ten minutes prior to the initiation of the teleconference. International and local participants can dial (480) 629-9692. Investors should reference Volterra. A digital replay of the conference call will be available until midnight on Monday, July 29, 2013. To access the replay, investors should dial (800) 406-7325 or (303) 590-3030 and enter access code 4627837. A webcast of the conference call also will be available from the Investors section of the Company’s website at: http://www.volterra.com until midnight on Monday, Aug. 19, 2013.

About Volterra Semiconductor Corporation

Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company’s product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The Company is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com.

Non-GAAP Financial Measures

Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its financial results may be difficult if limited to reviewing only GAAP financial measures. Volterra’s management believes the non-GAAP information provided is useful to investors and other users of its financial information and its inclusion with our financial results is warranted for several reasons:

•

it can enhance the understanding of Volterra’s financial performance by adjusting for special, non-recurring items that may obscure results and trends in our core operating performance, particularly in reconciling differences between reported income and actual cash flows;

•

it can provide consistency in reviewing Volterra’s historical performance between periods, as well as allowing for better comparisons of Volterra’s performance with similar companies in Volterra’s industry;

•	it allows users to evaluate the results of the business using the same financial measures that management uses to evaluate and manage Volterra’s internal planning, budgeting and operations; and

•	it provides investors with additional information used by management, its board of directors and committees thereof, to determine management compensation.

Volterra’s management reports and uses calculations of (i) non-GAAP gross margin and non-GAAP gross margin as a percent of revenue, which represents gross margin excluding the effect of stock-based compensation; (ii) non-GAAP income from operations (and its components, non-GAAP research and development expense, non-GAAP selling, general, and administrative expense, non-GAAP total operating expenses, and including non-GAAP gross margin as indicated above) as well as non-GAAP operating margin as a percent of revenue which represent income from operations and its components excluding the effect of stock-based compensation and special items such as restructuring charges; and (iii) non-GAAP net income (and its components listed above), non-GAAP net margin as a percent of revenue, and non-GAAP diluted net income per share, which represents net income and diluted net income per share excluding the effect of stock-based compensation expense and special items such as restructuring charges.

Investors should note that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Volterra discloses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income is included in the financial statements portion of this release and at the Investors section of our website at www.volterra.com. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. Volterra does not provide a non-GAAP reconciliation for non-GAAP estimates on a forward-looking basis, as it believes it is unable to provide a meaningful or accurate calculation or estimation of stock based compensation or other special items without unreasonable effort.

Volterra is a trademark of Volterra Semiconductor Corporation and is registered in certain jurisdictions. All other names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Forward-Looking Statements:

This press release regarding financial results for the quarter ended June 30, 2013 contains forward-looking statements based on current expectations of Volterra. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks related to our ability to maintain revenue growth or other financial results; risks related to our dependence on a limited number of customers; risks related to the limited markets we operate in and the limited number of products we sell; risks related to the quality of our products or the management of our inventory; risks related to our relationship with our vendors and contractors; intellectual property litigation risk; and other factors detailed in our filings with the Securities and Exchange Commission, including the annual report on Form 10-K filed on March 6, 2013 and the quarterly report on Form 10-Q filed on May 6, 2013. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net revenue	$34,396	$43,574	$74,315	$85,636
Cost of revenue *	14,403	18,292	31,626	36,188

Gross margin	19,993	25,282	42,689	49,448

Operating expenses:
Research and development *	10,878	10,995	22,392	21,393
Selling, general and administrative *	7,101	6,805	14,307	13,714
Litigation	1,019	1,279	1,816	1,979

Total operating expenses	18,998	19,079	38,515	37,086

Income from operations	995	6,203	4,174	12,362
Non-operating expense (benefit), net	50	58	98	(30)

Income before income taxes	945	6,145	4,076	12,392
Income tax expense	205	131	300	188

Net income	$740	$6,014	$3,776	$12,204

Net income per share:
Basic	$0.03	$0.24	$0.15	$0.48

Diluted	$0.03	$0.22	$0.15	$0.45

Weighted average shares outstanding:
Basic	25,055	25,412	25,109	25,267

Diluted	25,488	26,922	25,637	26,837

* Includes stock-based compensation expense as follows:
Cost of revenue	$157	$193	$338	$422
Research and development	1,208	1,023	2,323	1,993
Selling, general, and administrative	1,131	1,266	2,594	2,461

Total stock-based compensation expense	$2,496	$2,482	$5,255	$4,876

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30, 2013
		Effect of
		Stock-based
	GAAP	Compensation	Non -GAAP
Gross margin	$19,993	$(157)	$20,150
Gross margin %	58.1%	-0.5%	58.6%
Operating expenses:
Research and development	$10,878	$1,208	$9,670
Selling, general and administrative	7,101	1,131	5,970
Litigation	1,019	—	1,019

Total operating expenses	$18,998	$2,339	$16,659
Income from operations	$995	$(2,496)	$3,491
Operating margin %	2.9%	-7.2%	10.1%
Net income	$740	$(2,496)	$3,236
Diluted net income per share	$0.03	$(0.10)	$0.13

	Three Months Ended June 30, 2012
		Effect of
		Stock-based
	GAAP	Compensation	Non -GAAP
Gross margin	$25,282	$(193)	$25,475
Gross margin %	58.0%	-0.5%	58.5%
Operating expenses:
Research and development	$10,995	$1,023	$9,972
Selling, general and administrative	6,805	1,266	5,539
Litigation	1,279	—	1,279

Total operating expenses	$19,079	$2,289	$16,790
Income from operations	$6,203	$(2,482)	$8,685
Operating margin %	14.2%	-5.7%	19.9%
Net income	$6,014	$(2,482)	$8,496
Diluted net income per share	$0.22	$(0.10)	$0.32

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	March 31,	December 31,
	2013	2013	2012
Assets
Current assets:
Cash, cash equivalents and short-term investments	$154,988	$152,382	$150,364
Accounts receivable, net	21,944	21,578	24,487
Inventories	21,213	18,055	18,719
Prepaid expenses and other current assets	2,239	2,828	3,103

Total current assets	200,384	194,843	196,673
Property and equipment, net	11,520	11,382	11,013
Indefinite-lived intangibles	3,100	3,100	3,100
Goodwill	2,486	2,486	2,486
Other assets	510	509	535

Total assets	$218,000	$212,320	$213,807

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,054	$5,793	$7,073
Accrued liabilities	9,894	9,266	13,974

Total current liabilities	18,948	15,059	21,047
Other long-term liabilities	3,599	3,508	3,561

Total liabilities	22,547	18,567	24,608

Stockholders’ equity:
Common stock	29	29	29
Additional paid-in capital	182,126	177,449	174,056
Retained earnings	69,829	69,089	66,053
Treasury stock	(56,531)	(52,814)	(50,939)

Total stockholders’ equity	195,453	193,753	189,199

Total liabilities and stockholders’ equity	$218,000	$212,320	$213,807

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION

(In thousands)

(Unaudited)

	Q2 2013	Q1 2013	Q4 2012
Selected Cash Flow Information:
Depreciation	$947	$922	$934
Capital spending	$(1,527)	$(966)	$(1,702)
Cash paid for acquisitions	$—	$(3,861)	$(639)
Stock repurchase program	$(3,717)	$(1,875)	$(2,054)
Proceeds from sales of shares to employees	$2,209	$695	$1,334
Stock Buyback:
Shares repurchased	272	129	94
Cumulative shares repurchased	5,274	5,002	4,873